SERIES A RIGHTS AGREEMENT

This Series A Rights Agreement (this “Agreement”) is made as of March 15, 2005, by and among Cleveland BioLabs, Inc., a Delaware corporation (the “Corporation”), each Person who holds Common Stock (as defined below) as of the date hereof (each such person to be listed on the Common Stockholders Schedule attached hereto and to execute a counterpart of this Agreement) (collectively, the “Common Stockholders” and each individually a “Common Stockholder”), and the purchasers identified on the Schedule of Purchasers (as may be amended from time to time up until the Final Closing (as defined below)) (each such person to execute a counterpart to this Agreement) (collectively the “Purchasers” and each individually a “Purchaser”).

Pursuant to that Stock Purchase Agreement, dated as of the date hereof, by and between the Purchasers and the Corporation (as amended and modified from time to time, the “Purchase Agreement”), the other documents and instruments referred to therein and consummation of the transactions contemplated thereby, the Purchasers are acquiring shares of the Corporation’s Series A Participating Convertible Preferred Stock, $0.005 par value per share (collectively, the “Series A Preferred Shares”). Except as otherwise indicated herein, capitalized terms used herein shall have the meanings set forth in Section 1 hereof, or if not defined herein, the meanings for such capitalized terms set forth in the Purchase Agreement.

As partial consideration for services rendered to the Corporation in connection with the sale of Series A Preferred Shares under the Purchase Agreement and pursuant to that Investment Banking Agreement, dated September 30, 2004, between the Corporation and Sunrise Securities Corp. (“Sunrise”), the Corporation has and/or will issue to Sunrise and/or its designees shares of Common Stock (“Fee Shares”) and warrants to acquire shares of Common Stock (the “Fee Warrants” and together with the Fee Shares and the shares of Common Stock issued or issuable upon exercise of the Fee Warrants, the “Fee Securities”).

In order to induce the Purchasers to enter into the Purchase Agreement and the other agreements contemplated thereby and to purchase the Series A Preferred Shares in the manner contemplated thereby, and in order to induce Sunrise and/or its designees to accept as consideration for services rendered, the Fee Shares and the Fee Warrants, the Corporation and the Common Stockholders have agreed to the terms and conditions herein.

AGREEMENTS

In consideration of the recitals and the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement:

“Agreement” means this Series A Rights Agreement, as may be amended.

“Board” means the Board of Directors of the Corporation.

“Commission” means the United States Securities and Exchange Commission or any successor thereto.

“Common Stock” means the common stock, par value $0.005 per share, of the Corporation.

“Common Stockholder” has the meaning specified in the Preamble hereto.

“Corporation” shall mean Cleveland BioLabs, Inc., a Delaware corporation, and its successors and permitted assigns.

“Effectiveness Deadline” has the meaning specified in Section 4 hereof.

“Effective Period” shall mean the period commencing on the date as of which the subject registration statement is declared effective and ending on the eighteen-month anniversary thereof, or such earlier date as of which all of the Registrable Securities registered for resale thereunder have been sold; provided, that, (a) the Effective Period shall be extended, as necessary to comply with the Securities Act, and (b) with respect to an underwritten offering, the Effective Period shall be extended as requested by the underwriter(s) or as otherwise necessary to allow the underwriter(s) to complete the distribution of all securities registered thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fee Securities” has the meaning specified in the Recitals hereto.

“Fee Shares” has the meaning specified in the Recitals hereto.

“Fee Warrants” has the meaning specified in the Recitals hereto.

“Final Closing” means the final closing of the purchase and sale of Series A Preferred Shares pursuant to the Purchase Agreement.

“Filing Deadline” has the meaning specified in Section 4 hereof.

“Indemnified Party” has the meaning specified in Section 9(c) hereof.

“Indemnifying Party” has the meaning specified in Section 9(c) hereof.

“IPO” means the Corporation’s first underwritten offering of its Common Stock to the public pursuant to an effective registration statement on Form S-1 (or other appropriate form) under the Securities Act.

“Common Stockholder Shares” means the Securities originally issued to Common Stockholders or any Securities acquired by any Common Stockholder after the date hereof (after which time such shares shall be deemed to be “Common Stockholder Shares” hereunder). For all purposes of this Agreement, Common Stockholder Shares will continue to be Common Stockholder Shares in the hands of any holder (except for the Corporation or any Purchaser hereunder, and purchasers pursuant to an offering registered under the Securities Act or purchasers pursuant to a Rule 144 transaction), and each such other holder of Common Stockholder Shares will succeed to all rights and obligations attributable to any Common Stockholder, as a holder of Common Stockholder Shares hereunder. Common Stockholder Shares will also include shares of the Corporation’s capital stock issued with respect to any Common Stockholder Shares by way of a stock split, stock dividend or other recapitalization.

“Liabilities” has the meaning specified in Section 9(a) hereof.

“Merger” means a merger of the Corporation with a United States fully reporting and trading public company whether or not such company has any ongoing active business operations.

“New York Courts” has the meaning specified in Section 22 hereof.

“Person” means an individual, corporation, partnership, limited liability company, limited partnership, syndicate, person (including, without limitation, a “Person” as defined in Section 13(d)(3) of the Exchange), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Penalty Shares” means Series A Preferred Shares and shares of Common Stock which are issued pursuant to Section 5 hereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Trigger Date” has the meaning specified in Section 3 hereof.

“Purchase Agreement” has the meaning specified in the Recitals hereto.

“Purchaser” has the meaning specified in the Preamble hereto.

“Registrable Securities” means at any time (i) any shares of Common Stock then outstanding which were issued upon conversion of Series A Preferred Shares (including Series A Preferred Shares issued as Penalty Shares); (ii) any shares of Common Stock then issuable upon conversion of then outstanding Series A Preferred Shares originally issued to the Purchasers (including Series A Preferred Shares issued as Penalty Shares); (iii) Fee Securities; (iv) any shares of Common Stock then outstanding which were issued as Penalty Shares or upon conversion of Series A Preferred Shares which were issued as Penalty Shares and any shares of Common Stock then issuable upon conversion of Series A Preferred Shares which were issued as Penalty Shares; (v) any shares of Common Stock then outstanding which were issued as, or were issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of any shares referred to in (i), (ii), (iii) or (iv); and (vi) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i), (ii), (iii), (iv) or (v); provided, however, that Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been (a) disposed of pursuant to an effective registration statement under the Securities Act, (b) sold or otherwise transferred in a transaction in which the rights under the provisions of this Agreement have not been properly assigned, or (c) sold pursuant to Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the then-existing right to acquire such Registrable Securities (by conversion or otherwise), whether or not such acquisition actually has been effected. Subject to the foregoing, Registrable Securities shall continue to constitute Registrable Securities in the hands of any permitted transferee of a Purchaser.

“Registration Expenses” has the meaning specified in Section 8(a) hereof.

“Required Transaction” has the meaning specified in Section 3 hereof.

“Resale Registration” means the registration by the Corporation pursuant to an effective resale registration statement on Form S-1, SB-2, S-3 or other applicable form under the Securities Act, of the Registrable Securities.

“Resale Registration Statement” has the meaning specified in Section 4 hereof.

“Rule 144” means Rule 144 (including Rule 144(k)) of the Commission under the Securities Act or any similar provision then in force under the Securities Act.

“Securities” means shares of Common Stock or shares of capital stock or other securities directly or indirectly exercisable for, or convertible into, shares of Common Stock; provided, however, that Securities shall not include any securities which have been sold to the public pursuant to a registration statement declared effective by the Commission or, after a “public offering” pursuant to Rule 144.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute, as the same shall be in effect from time to time.

“Sellers’ Counsel” has the meaning specified in Section 6(a) hereof.

“Series A Majority” means holders of at least a majority of the then outstanding Series A Preferred Shares.

“Series A Preferred Shares” has the meaning specified in the Recitals hereto.

“Sunrise” has the meaning specified in the Recitals hereto.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market, the Over-The-Counter Bulletin Board or the “Pink Sheets” published by the National Quotation Bureau Incorporated Sheets on which the Common Stock is listed or quoted for trading on the date in question.

2. Board of Directors.

(a) In General. So long as any Series A Preferred Shares remain outstanding, the Corporation, the Common Stockholders and the Purchasers shall take all actions to cause the Board to consist of up to seven directors, comprised as follows:

(i) Up to two individuals, designated by a Series A Majority (each, a “Series A Designee” and, together, the “Series A Designees”); and

(ii) Up to five individuals, to be designated by holders of a plurality of the Common Stock.

Notwithstanding the foregoing, or any other provision of this Section 2, the holders of Series A Preferred Shares shall be under no obligation to designate and elect any Series A Designee. Any matter presented to the Board shall be approved and be deemed to be the act of the Board only upon the affirmative vote of a majority of all of the members of the Board then serving. Quorum of the Board and of any Committee (as defined below) shall be a majority in number of the members thereof, provided, that, at any time that there is a Series A Designee then serving as a member of the Board or a Committee, quorum shall require the presence (by phone or in person) of at least one Series A Designee. No action by the Board or a Committee by written consent in lieu of a meeting shall be effective unless executed by each Series A Designee then serving on the Board or such Committee.

(b) Committees. Upon request by a Series A Majority or otherwise with the approval of the Board, the Board shall establish one or more committees of the Board, which may include, among others, an audit committee and/or compensation committee (each such committee, a “Committee”). Each Committee shall be comprised of (i) so long as there is a Series A Designee then serving, at the option of a Series A Majority, one Series A Designee, and (ii) such other members of the Board as a majority in number of the Board shall agree.

(c) Board Observer. At the option of a Series A Majority, in lieu of designating a Series A Designee, a Series A Majority shall have the right to designate an individual to serve as observer to attend any meeting of the Board or any Committee. Any such observer shall be designated by a Series A Majority at or in advance of such meeting by written notice to the Corporation. Such observer(s) shall be entitled to receive all notices, minutes, consents and other materials as the Corporation provides to its Board or any Committee members, at the time such materials are distributed to the directors or members, as applicable. If no observer has been designated at the time notice of a meeting or any other documentation is distributed, such notice and documentation shall be sent to the Series A Representatives, if any have been designated. Notwithstanding the foregoing, the Corporation reserves the right to exclude any observer from access to any material or meeting or portion thereof if (i) the Corporation believes, upon written advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, (ii) the Board is addressing any rights of the Corporation vis-à-vis the Purchasers or the Corporation’s financial relationship with the Purchasers or (iii) the Board determines in its good faith reasonable judgment that such observer otherwise has a conflict of interest, contrary to the best interest of the Corporation, with respect to the matters being addressed by the Board.

(d) Voting Agreement. So long as any Series A Preferred Shares remain outstanding, each holder of Common Stockholder Shares shall vote all of the Common Stockholder Shares, and each Purchaser shall vote all Series A Preferred Shares, in each case which are voting securities of the Corporation, and in each case, any other voting securities of the Corporation over which such holder has voting control, and shall take all other necessary or desirable actions within such holder’s control (whether in such Person’s capacity as a stockholder, director, member of a Board committee or officer of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary or desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), so that:

(i) Board Composition. The Board shall consist of up to seven members and a Series A Majority shall have the right to elect the Series A Designee(s).

(ii) Removal. A Series A Majority may, by written consent or at a special meeting of the holders of Series A Preferred Shares, remove any Series A Designee or observer appointed in lieu thereof, with or without cause. No Series A Designee or observer appointed in lieu thereof shall be subject to removal except in accordance with the immediately preceding sentence.

(iii) Vacancies. If a Series A Designee or observer appointed in lieu thereof shall cease to serve as a director or observer for any reason before his or her term expires, a Series A Majority may, by written consent or at a special meeting of the holders of Series A Preferred Shares, elect a successor director or observer, as the case may and, in the case of a Series A Designee, to hold office for the unexpired term of the director whose place shall be vacant.

(e) Director Fees and Expenses; Indemnification. The Corporation shall pay the reasonable out-of-pocket expenses incurred by the Series A Designee(s) in connection with attending the meetings of the Board and any Committee. If, at any time, any Board representative receives any compensation (whether in cash, securities or otherwise) for serving on the Board or any Committee, then all directors having similar responsibilities in their capacity as Series A Designee shall be entitled to receive the same compensation.

(f) D&O Insurance; Indemnification. If requested by a Series A Majority, the Corporation shall obtain and maintain directors’ and officers’ indemnity insurance covering all members of the Board and each Committee, which insurance shall be satisfactory in all respects to a Series A Majority as they shall determined from time to time. Further, commensurate with the election of any Series A Designee, the Corporation shall enter into an indemnification agreement, in form and substance satisfactory to such Series A Designee, which indemnification agreement shall provide for indemnification and exculpation of such Series A Designee to the fullest extent permitted under applicable law.

(g) Termination. Notwithstanding anything contained herein to the contrary, the provisions of Section 2(d) shall terminate and become null and void effective upon the registration of any equity security of the Corporation pursuant to Section 12 of the Exchange Act, whether by reason of an IPO, a Merger, a Resale Registration or otherwise, whether or not all Registrable Securities are included in the registration statements relating thereto.

(h) Series A Representatives. The holders of Series A Preferred Shares shall have the right, but shall not be required to, designate up to two individuals as representatives of such holders, which individuals shall serve as the “Series A Representatives” as such term is used in the Certificate of Designation of the Series A Preferred Shares. To be effective, the designation of any individual as a Series A Representative, or the removal of any individual as a Series A Representative, must be in writing, signed by holders of Series A Preferred Shares constituting a Series A Majority and delivered to the Corporation. The Purchasers agree, on behalf of themselves and their respective successors and permitted assigns, that no Series A Representative shall be responsible for any loss, liability, claim, damage or expense of any kind suffered by any holder of Series A Preferred Shares in connection with or by reason of such Series A Representative’s acceptance of such designation or performance of his or her duties under the Certificate of Designation, unless and to the extent such loss, liability, claim, damage or expense arises from such Series A Representative’s gross negligence or willful misconduct.

3. Obligation to Become Public. The Corporation and Common Stockholders acknowledge and agree that to induce the Purchasers to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, and to induce Sunrise and/or its designees to accept the Fee Shares and Fee Warrants as partial consideration for services rendered to the Corporation, not later than six months following the earlier of (a) the date as of which at least $6,000,000 or more of Series A Preferred Shares are purchased by the Purchasers, and (b) the Termination Date (as such term is defined in the Purchase Agreement) and, if later, the Final Closing (as defined below) of the purchase and sale of Series A Preferred Shares under the Purchase Agreement (the “Public Trigger Date”), the Corporation shall have either (x) received a declaration of effectiveness from the Commission with respect to a registration statement on Form S-1 (or other appropriate form) filed with the Commission for an IPO of the Corporation’s Common Stock (at a $2.00 price per share or greater) which, to the extent acceptable to the Corporation’s underwriters, shall include all Registrable Securities, (y) completed a Merger and received a declaration of effectiveness from the Commission with respect to a resale registration statement on Form S-1, SB-2, S-3 or other applicable form with the Commission to register for resale all Registrable Securities, or (z) received a declaration of effectiveness from the Commission with respect to a Resale Registration covering the resale of Registrable Securities (collectively, a “Required Transaction”). If an underwritten registration is consummated pursuant to this Section 3 and the managing underwriters advise the Corporation in writing that in their opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be marketed (i) within a price range acceptable to the Corporation, and (ii) without materially and adversely affecting the entire offering, the Corporation will include in such registration only up to the amount of Common Stock determined advisable by the underwriters; provided, however, that Registrable Securities shall be included in such registration prior to the inclusion of Common Stock owned by any Common Stockholders.

4. Registration of Shares. In the event that the Corporation has not registered all of the Registrable Securities as part of a Required Transaction, the Corporation shall, within 30 days following the consummation of a Required Transaction (the “Filing Deadline”), file a registration statement (a “Resale Registration Statement”) including all (or the remaining) Registable Securities, and will use its best efforts to have the registration declared effective as soon as possible, but in any event prior to the 60th day after the Filing Deadline (or 90th day after Filing Deadline in the event that the Registration Statement is reviewed and commented upon by the Commission, collectively, the “Effectiveness Deadline”).

5. Penalty Shares.

(a) In the event that that Corporation has not consummated one of the Required Transactions on or before the Public Trigger Date, the Corporation shall issue to each holder of Registrable Securities, such number of additional Series A Preferred Shares as shall equal 2% of the Series A Preferred Shares held by such holder (not including any previously issued Penalty Shares), plus such number of additional shares of Common Stock as shall equal 2% of the shares of Common Stock held by such holder (not including any previously issued Penalty Shares or shares of Common Stock issuable upon conversion of Series A Preferred Stock, but including Fee Securities and shares of Common Stock previously issued upon conversion of Series A Shares) for each thirty (30) day period beyond the Public Trigger Date that a Required Transaction has not been consummated; provided, however, that, in the event that effectiveness of any registration statement is delayed due to Commission comments on the filed registration statement, the Public Trigger Date shall be extended (only once) for an additional forty-five (45) days, so long as the Corporation is in good faith responding to such comments in a timely manner and such comments do not preclude the Corporation from going effective on such registration statement entirely.

(b) In the event that the Corporation is required pursuant to Section 4 above to effect a Resale Registration Statement, and a Resale Registration Statement is not declared effective by the Commission by the Effectiveness Deadline, the Corporation shall issue to each holder of Registrable Securities, such number of additional Series A Preferred Shares as shall equal 2% of the Series A Preferred Shares held by such holder (not including any previously issued Penalty Shares), plus such number of additional shares of Common Stock as shall equal 2% of the shares of Common Stock held by such holder (not including any previously issued Penalty Shares or shares of Common Stock issuable upon conversion of Series A Preferred Stock, but including Fee Securities and shares of Common Stock previously issued upon conversion of Series A Shares) for each thirty (30) day period beyond the Effectiveness Deadline that the Resale Registration Statement has not been declared effective.

(c) As of the date of this Agreement, the Corporation has authorized the issuance of 3,750,000 Series A Preferred Shares and the Purchase Agreement contemplates the sale of up to 3,000,000 Series A Preferred Shares. While it is expected that the excess 720,000 authorized Series A Preferred Shares will be more than sufficient to issue any Penalty Shares which the Corporation may become obligated to issue, the Corporation represents and warrants that it has obtained such Board authorization and approval as is necessary to, in the future, increase the number of authorized Series A Preferred Shares and to file an amendment to the Certificate of Designation of the Series A Preferred Shares so as to permit the valid issuance of Penalty Shares even if the Company becomes obligated to issue in excess of 720,000 of Series A Preferred Shares as Penalty Shares. The Corporation and each holder of Common Stockholder Shares further agree to take such actions as may be necessary to permit the Corporation to validly issue Series A Preferred Shares as Penalty Shares if required to do so by this Section 5.

6. Registration Procedures. Upon the Corporation being required to register the Registrable Securities pursuant to this Agreement, the Corporation will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof, and, pursuant thereto, the Corporation will as expeditiously as reasonably possible:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to become and remain effective for the Effective Period; provided, that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Corporation will furnish to the counsel selected by the holders of a majority of the Registrable Securities or, if no such counsel is selected, counsel to Sunrise (in either such case, “Sellers’ Counsel”), copies of all such documents proposed to be filed, which documents will be subject to review of such counsel);

(b) notify each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the Securities Act; and as may be necessary to keep such registration statement effective for the Effective Period, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) notify in writing each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (including the passage of time) as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Corporation will as soon as possible and, in any event, within four (4) business days of the happening of such event, prepare and file with the Commission a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(e) use its reasonable best efforts to cause all such Registrable Securities to be registered or qualified with or approved by such other governmental agencies or authorities in such jurisdictions as may be necessary to consummate the disposition of such Registrable Securities;

(f) provide a transfer agent and registrar (which shall be Continental Stock Transfer and Trust Company or such other transfer agent as may be acceptable to holders of a majority of the Registrable Securities) for all such Registrable Securities not later than the effective date of such registration statement;

(g) enter into such customary agreements (including underwriting agreements in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

(h) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Corporation, and cause the Corporation’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller or underwriter, attorney, accountant or agent in connection with such registration statement;

(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Corporation’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(j) advise in writing each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if any such stop order shall be issued;

(k) at the request of the managing underwriters in connection with an underwritten offering, furnish on the date or dates provided for in the underwriting agreement (i) an opinion of counsel, addressed to the underwriters and, if permitted by applicable professional standards, to the sellers of Registrable Securities, covering such matters as such underwriters and sellers may reasonably request, including such matters as are customarily furnished in connection with an underwritten offering; and (ii) a letter or letters from the independent certified public accountants of the Corporation addressed to the underwriters and, if permitted by applicable professional standards, to the sellers of Registrable Securities, covering such matters as such underwriters or sellers may reasonably request, in which letter(s) such accountants shall state, without limiting the generality of the foregoing, that they are independent certified public accountants within the meaning of the Securities Act and that in their opinion the financial statements and other financial data of the Corporation included in the registration statement, the prospectus(es), or any amendment or supplement thereto, comply in all material respects with the applicable accounting requirements of the Securities Act;

(l) include in any registration statement covering the resale of Registrable Securities the “Plan of Distribution” attached hereto as Annex A (subject only to modification to expressly comply with comments made by the Commission or as otherwise requested by holders of at least a majority of the Registrable Securities included in such registration statement or by Sellers’ Counsel);

(m) respond as promptly as reasonably possible to any comments received from the Commission with respect to each registration statement or any amendment thereto and, as promptly as reasonably possible provide Sellers’ Counsel true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the holders of material and non-public information concerning the Corporation;

(n) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the registration statements and the disposition of all Registrable Securities covered by each registration statement;

(o) as soon as practicable, and in any event within two business days, after obtaining knowledge that the Commission and the Commission staff have no comments (or no further comments) concerning a registration statement, request acceleration of effectiveness of such registration statement;

(p) notify the holders of Registrable Securities as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three business days prior to such filing) and (if requested by any such holder) confirm such notice in writing no later than one business day following the day: (i)(A) when a prospectus or any prospectus supplement or post-effective amendment to a registration statement is proposed to be filed; (B) when the Commission notifies the Corporation whether there will be a “review” of such registration statement and whenever the Commission comments in writing on such registration statement (the Corporation shall provide true and complete copies thereof and all written responses thereto to each of the holders that pertain to the holders as a selling stockholder or to the Plan of Distribution, but not information which the Corporation believes would constitute material and non-public information); and (C) with respect to each registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or prospectus or for additional information; and (iii) of the receipt by the Corporation of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(q) cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the registration statement, which certificates shall be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request;

(r) in the time and manner required by each Trading Market, use reasonable best efforts to (i) prepare and file with such Trading Market an additional shares listing application covering all the Registrable Securities, (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter, (iii) if requested by any holder of Registrable Securities, provide to such holder evidence of such listing and (iv) maintain the listing of all such Registrable Securities on each such Trading Market; and

(s) hold in confidence and not make any disclosure of non-public information concerning any holder of Registrable Securities, except as approved by the subject holder for inclusion in a registration statement.

Notwithstanding any provision of this Section 6 to the contrary, the Corporation shall not be required to amend or supplement a prospectus if (a) such amendment of supplement would require the Corporation to disclose a material financing, acquisition or other transaction then being pursued by the Corporation, (b) the Board shall determine in good faith that such disclosure is not in the best interests of the Corporation or would materially interfere with such transaction and (c) such required amendment or supplement is filed with the Commission as soon as possible after such time as the disclosure would not contravene the best interests of the Corporation and materially interfere with such transaction; provided, that the Corporation shall give immediate notice thereof to all holders of Registrable Securities included in such Registration Statement.

7. Other Provisions Regarding Registration.

(a) The Corporation shall not, prior to the declaration by the Commission of effectiveness of a registration statement covering all of the Registrable Securities, prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others (other than as contemplated by Section 3 of this Agreement) of any of its equity securities.

(b) Unless otherwise agreed to by holders of no less than a majority of the Registrable Securities, neither the Corporation nor any of its securities holders (other than the holders) may include securities of the Corporation in any Resale Registration Statement filed pursuant to Section 4 other than the Registrable Securities, and that Corporation shall not after the date hereof enter into any agreement in contravention of the foregoing.

(c) If at any time during which there are outstanding Registrable Securities, there is not one or more registration statements covering the resale of all Registrable Securities and the Corporation shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than of Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Corporation shall send to each holder of Registrable Securities written notice of such determination and if, within 15 business days after receipt of such notice any such holder shall so request in writing, the Corporation shall include in such registration statement the Registrable Securities requested by the holders to be so included.

8. Registration Expenses.

(a) Corporation’s Expenses. All expenses incident to the Corporation’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger, telephone and delivery expenses, fees of Security Act liability insurance if the Corporation desires to obtain such insurance, and fees and disbursements of counsel for the Corporation and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Corporation (all such expenses being herein called “Registration Expenses”) shall be borne by the Corporation. In addition, the Corporation shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

(b) Reimbursement. The Corporation will reimburse the holders of Registrable Securities covered by registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities. The Corporation shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering any legal opinion required by the Corporation or the managing underwriter(s) to be rendered on behalf of such holder in connection with any underwritten registration.

(c) Holder’s Expenses. Notwithstanding anything to the contrary contained herein, each holder of Registrable Securities shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the Registrable Securities sold for such holder’s account.

9. Indemnification.

(a) By the Corporation. Notwithstanding any termination of this Agreement, the Corporation agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, the officers, directors, agents, partners, members, managers, stockholders, trustees and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) and the officers, directors, agents, partners, members, managers, stockholders, trustees and employees of each such controlling Person, against all losses, claims, damages, liabilities and expenses (including without limitation, attorneys’ fees) (“Liabilities”) as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by the Corporation of the Securities Act, the Exchange Act, state (“blue sky”) securities laws or any rule or regulation promulgated thereunder and relating to action or inaction required of the Corporation in connection with any such registration statement, except insofar as the same are caused by or contained in any information furnished in writing to the Corporation by such holder expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Corporation has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Corporation shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this Section 9(a) will be made periodically during the course of the investigation or defense, as and when bills are received or expenses incurred. The Corporation shall notify the holders of Registrable Securities promptly of the institution, threat or assertion of any Proceeding of which the Corporation is aware in connection with the transactions contemplated by this Agreement.

(b) By Each Holder. In connection with any registration statement in which a holder of Registable Securities is participating, each such holder shall furnish to the Corporation in writing such information and affidavits as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Corporation, its directors and officers and each Person who controls the Corporation (within the meaning of the Securities Act) against any Liabilities resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in such registration statement or prospectus; provided that the obligation to indemnify under this Section 9(b) or to contribute under Section 9(d) below will be several, not joint and several, among such holders of Registrable Securities, and the liability of each such holder of Registrable Securities under this Section 9(b) and under Section 9(c) shall be limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Procedures.

(i) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

(ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (A) the Indemnifying Party has agreed in writing to pay such fees and expenses; (B) the Indemnifying Party shall have failed to promptly assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement requires only the payment of cash or other consideration by the Indemnifying Party on behalf of the Indemnified Party and includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(iii) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d) Contribution. To the extent any indemnification by an Indemnifying Party provided for in this Section 9 is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including an untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of any Liabilities shall be deemed to include, subject to the limitations set forth in Section 9(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph; provided that the limits in the final proviso of Section 9(b) shall apply to this Section 9(d).

(e) Other Indemnification Provisions. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

10. Compliance with Rule 144. In the event that the Corporation (a) closes on the sale of the Corporation’s equity securities pursuant to a registration statement or registers a class of securities under Section 12 of the Exchange Act, (b) issues an offering circular meeting the requirements of Regulation A under the Securities Act, or (c) commences to file reports under Section 13 or 15(d) of the Exchange Act, then the Corporation shall immediately following such event and thereafter:

(i) use its reasonable best efforts to comply with the requirements of Rule 144(c) under the Securities Act with respect to making and keeping available current public information about the Corporation;

(ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Corporation under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements and for so long as it remains subject to such reporting requirements); and

(iii) at the request of any holder of Registrable Securities, forthwith furnish to such holder, a written statement of compliance with the requirements of said Rule 144(c) (as such rule may be amended from time to time), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements and for so long as it remains subject to such reporting requirements), (B) a copy of the most recent annual or quarterly report of the Corporation, and (C) such other reports and documents of the Corporation as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration, including, without limitation, Rule 144A.

11. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its shares of Common Stock on the basis provided in any underwriting arrangements approved by the Corporation or any other Person or Persons entitled to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. In addition, any underwriter of Registrable Securities shall be selected by holders of at least a majority of the Registrable Securities and shall be reasonably acceptable to the Corporation.

12. Discontinued Disposition. Each Person that is participating in any registration hereunder agrees that, upon receipt of written notice from the Corporation of the happening of any event of the kind described in Section 6(d) above or the issuance of a stop order by the Commission, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by such Section 6(d) or the withdrawal of the stop order as contemplated by Section 6(j). In the event the Corporation shall give any such written notice, the Effective Period shall be extended by the number of days during the period from and including the date of the giving of such written notice pursuant to this Section 12 to and including the date when each seller of Registrable Securities covered by such registration statement shall have received from the Corporation the copies of the supplemented or amended prospectus contemplated by Section 6(d) or written notice of the withdrawal of the stop order, as applicable.

13. Standstill. Each Common Stockholder agrees not to effect any sale, transfer or distribution of his, her or its equity securities in the Corporation, or any securities convertible into or exchangeable or exercisable for such securities, during the period from the date of this Agreement until the date that is 90 days following the date as of which a registration statement covering the resale of all Registrable Securities has been filed with and declared effective by the Commission unless (a) such sale, transfer or distribution is approved in writing by holders of at least a majority of the Registrable Securities, and (b) the transferee of such sold, transferred or distributed securities agrees in writing to be bound by the terms of this Agreement to the same extent as if they had originally been a party hereto.

14. Restrictions on Transfer.

(a) Legends. The certificates representing the Series A Preferred Shares and the Registrable Securities will bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. ANY SUCH SALE OR DISTRIBUTION MAY BE EFFECTED ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SHARES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SHARES.”

“THESE SECURITIES ARE SUBJECT TO CERTAIN AGREEMENTS SET FORTH IN A SERIES A RIGHTS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE CORPORATION. ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR DISPOSITION IN CONFLICT WITH, OR IN DEROGATION OF, THE SERIES A STOCKHOLDERS AGREEMENT IS VOID AND OF NO LEGAL FORCE, EFFECT OR VALIDITY WHATSOEVER.”

(b) Securities Act. No holder of Series A Preferred Shares or Registrable Securities may sell, transfer, or dispose of any of such Series A Preferred Shares or Registrable Securities except pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

15. Assignment of Rights. The rights of any Purchaser under this Agreement with respect to any Series A Preferred Shares and the rights of any holder of Registrable Securities under this Agreement with respect to any Registrable Securities may be assigned to any Person who acquires such Series A Preferred Shares or Registrable Securities; provided that (a) the assigning Purchaser or other holders, as applicable, shall give the Corporation written notice at or prior to the time of such assignment stating the name and address of the assignee and identifying the shares with respect to which the rights under this Agreement are being assigned; (b) such assignee shall agree in writing, in form and substance reasonably satisfactory to the Corporation, to be bound by the provisions of this Agreement; and (c) immediately following such assignment the further disposition of such securities by such assignee is restricted under the Securities Act.

16. Execution; Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

17. Remedies. Each of the parties to this Agreement will be entitled to enforce its rights granted by law or under this Agreement specifically (without the necessity of a bond), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without the necessity of a bond) in order to enforce or prevent any violations of the provisions of this Agreement. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

18. Notices. Any notices desired, required or permitted to be given hereunder shall be delivered personally or mailed, certified or registered mail, return receipt requested, or delivered by overnight courier service, or confirmed facsimile transmission to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given (a) upon delivery, if delivered personally, (b) three days after mailing, if mailed, (c) one business day after delivery to the overnight courier service, if delivered by overnight courier service, or (d) on the date sent, if sent by confirmed facsimile transmission during the normal business hours of the recipient, and if not during normal business hours, then on the following business day (provided, that any notice sent by facsimile transmission be followed by delivery via another method permitted hereby):

If to the Corporation, to:

Cleveland BioLabs, Inc.
10265 Carnegie Ave.
Cleveland, Ohio 44106
Attention: Michael Fonstein

With a copy to:

Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661-3693
Attention: Kurt W. Florian, Esq.

If to any Purchaser or other holder of Registrable Securities, to the addresses set forth on the stock record books of the Corporation.

19. Amendments and Waivers. The provisions of this Agreement may be amended upon the written agreement of the Corporation and the holder or holders of (a) at least a majority of the outstanding Registrable Securities, and (b) the holder or holders of a majority of the outstanding Common Stockholder Shares. Any waiver, permit, consent or approval of any kind or character on the part of any holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

20. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

21. Complete Agreement. This Agreement and the Purchase Agreement, together with the Exhibits, Annexes and Schedules hereto and thereto, supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

22. Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, and each transferee of all or any portion of the Securities held by the parties hereto, whether so expressed or not; provided, that, the Corporation may not assign its rights or obligations hereunder without the prior written consent of holders of at least a majority of the Registrable Securities.

23. Headings. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

24. Entire Agreement. This Agreement represents the full and complete understanding and agreement of the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements between the parties which may conflict with the agreements contained herein, including, but not limited to, those certain Common Stockholders Agreements and the Restricted Stock Agreements (including, without limitation, the ChemBridge Agreement (as such term is defined in the Purchase Agreement)) entered into between the Common Stockholders and the Company. If any provision contained herein conflicts with a provision contained in the Common Stockholder Agreements, the provisions of this Agreement shall govern. Other than as set forth in this Section 24, the Common Stockholder Agreements shall remain in full force and effect.

25. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Delaware, without giving effect to provisions thereof regarding conflict of laws. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, employees or agents) may be commenced non-exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan, (the “New York Courts”). Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. IF EITHER PARTY SHALL COMMENCE A PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT, THEN THE PREVAILING PARTY IN SUCH PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS ATTORNEY’S FEES AND OTHER COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH PROCEEDING.

26. Further Assurances. Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the purposes of this Agreement.

27. Reliance. The Corporation acknowledges and agrees that, in accepting the Fee Shares and/or Fee Warrants as partial consideration for services rendered to the Corporation in connection with the transactions contemplated hereby, Sunrise and/or its designees (and their respective successors and permitted assigns) are entitled to rely on and enforce the Corporation’s representations and warranties, covenants and agreements and as if a party hereto.

28. Additional Common Stockholders. The Corporation agrees that, so long as there are outstanding Series A Preferred Shares and/or Registrable Securities, (a) it will cause each Person who acquires shares of Common Stock or shares of capital stock or other securities directly or indirectly exercisable for, or convertible into, shares of Common Stock that represent at least 2% of then issued and outstanding shares of Common Stock (on a fully-diluted, as converted basis) to enter into this Agreement and thereby to be bound by the terms hereof as a Common Stockholder, all by execution of a Stockholder Counterpart signature page to this Agreement, and (b) it will amend the Common Stockholder Schedule to include such additional Person.

{The remainder of this page is left intentionally blank.}
{Counterpart signature pages to follow.}

CORPORATION COUNTERPART TO
SERIES A RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

CLEVELAND BIOLABS, INC.

By:	/s/ Michael Fonstein
Michael Fonstein\ President and Chief Executive Officer

COMMON STOCKHOLDER COUNTERPART TO
SERIES A RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

INDIVIDUAL: Print Name
Signature

ENTITY:

Print Entity Name

Signature

Name and Title of Signatory

PURCHASER COUNTERPART FO
SERIES A RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

INDIVIDUAL:
Print Name

Signature

ENTITY:

Print Entity Name
Signature

Name and Title of Signatory

ANNEX A

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and successors-in interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• short sales (other than short sales established prior to the effectiveness of the Registration Statement to which this Prospectus is a part)

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Registrable Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Corporation being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Corporation being notified in writing by a selling stockholder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has represented and warranted to the Corporation that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Corporation is required to pay all fees and expenses incident to the registration of the shares. The Corporation has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Common Stockholders Schedule

Michael Fonstein
Yakov Kogan
Lena Feinstein
George Stark
Mike Chernov
Katia Gurova
Vadim Krivosenko
Andrei Gudkov
ChemBridge Corporation
The Cleveland Clinic Foundation

Schedule of Purchasers

Smithfield Fiduciary LLC
Helen Goodfriend
JGB Capital L.P.
Yehuda Harats
Richard B. Stone
FCC Ltd
New Bank Ltd.
DCOFI Master LDC
Marcia Kucher
Yael Lustmann
Robert H. Cohen
Stuart Schapiro IRA
Sunrise Equity Partners, LP
Marilyn Adler
F Berdon Co LP
John L. Gallagher
Derek L. Caldwell
Danny Gabay
Jay Lefkowitz
Philip and Maxine Patt
Bear Stearns as Custodian for Nathan A. Low Roth IRA
Crestview Capital Master, LLC
Yossi Shasha
Amnon Mandelbaum
David Goodfriend
Sem-Tov Yosef
Judith Green Berger